Exhibit 3.258

9788-1587
Microfilm Number Filed with the Department of State on DEC 05 1997
Entity Number 2787852 Secretary of the Commonwealth
ARTICLES OF INCORPORATION-FOR PROFIT OF
WHITE DEER REALTY ACQUISITION CORP. Name of Corporation A TYPE OF CORPORATION INDICATED BELOW
Indicate type of domestic corporation:
X Business-stock (15 Pa.C.S. § 1306) Management (15 Pa.C.S. § 2702)
Business-nonstock (15 Pa.C.S. § 2012) Professional (15 Pa.C.S. § 2903)
Business-statutory close (15 Pa.C.S. § 2303) Insurance (15 Pa.C.S. § 3101)
Cooperative (13 Pa.C.S. § 7102) DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)
In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:
1. The name of the corporation is: White Deer Realty Acquisition Corp.
2. The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(a) 517 Brook Drive Lewisburg PA 17837 Union
Number and Street City State Zip County
(b) c/o:
Name of Commercial Registered Office Provider County
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.
3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.
4. The aggregate number of shares authorized is: 100 (other provisions, if any, attach 8 1/2 x 11 short)
5. The name and address, including number and street, if any, of each incorporator is:
Name Address
Steve Wicke 517 Brook Drive, Lewisburg, PA 17837
6. The specified effective date, if any, is:
Month day year hour, if any
DEC -5 97
PA Dept of State

9788-1588
DOCS:15-1308/2102/2303/2702/2903/3101/7102A (Rev 91)-2
7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.
8. Statutory class corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).
9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of incorporation this 4th day of DECEMBER, 1997.
(Signature) (Signature)

Microfilm Number Filed with the Department of State on DEC 31 1997
Entity Number 2787852
Secretary of the Commonwealth
ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
DSCB: 15-1926 (Rev 90)
In compliance with the requirements of 15 Pa.C.S. § 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:
1. The name of the corporation surviving the merger is: White Deer Realty Acquisition Corp.
2. (Check and complete one of the following):
x The surviving corporation is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) 517 Brook Drive, Lewisburg, PA 17837 Union
Number and Street City State Zip County
(b) c/o:
Name of Commercial Registered Office Provider County
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.
The surviving corporation is a qualified foreign business corporation incorporated under the laws of and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a)
Number and Street City State Zip County
(b) c/o:
Name of Commercial Registered Office Provider County
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.
The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:
Number and Street City State Zip County
3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:
Name of Corporation
White Deer Realty, Ltd.
Address of Registered Office or Name of Commercial Registered Office Provider
800 N. Second street
Suite 100
Harrisburg, PA 17102
County
Dauphin

DSCB:15-1926 (Rev 90)-2
4.(Check, and if appropriate complete, one of the following):
The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.
x The plan of merger shall be effective on
December 31, 1997 at 9:00 A.M.
Date Hour
5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:
Name of corporation Manner of adoption
White Deer Realty Acquisition Corp. Adopted by the directors and the shareholders pursuant to 15 Pa. C.S. Section 1924(a)
6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.
7. (Check, and if appropriate complete, one of the following):
X The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.
Pursuant to 15 Pa.C.S. § 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:
Number and Street City State Zip
IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 31st day of December, 1997
White Deer Realty Acquisition Corp.
(Name of Corporation)
(Signature)
TITLE: PRES.
White Deer Realty, Ltd.
(Name of Corporation)
BY:
(Signature)
TITLE: PRES

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EXHIBIT A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, dated December 31, 1997, is by and between WHITE DEER REALTY, LTD., a Delaware corporation having its registered office at 15 East North Street in the City of Dover, County of Kent, Delaware and WHITE DEER REALTY ACQUISITION CORP., a Pennsylvania corporation having its registered office at 517 Brook Drive, Lewisburg, Pennsylvania (“Parent”). In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, Parent and Subsidiary hereby agree as follows:

1. Background. The aggregate number of shares of stock that Subsidiary is authorized to issue is 200 common shares of no par value, of which 200 shares are issued and outstanding. Parent owns of record and beneficially all the 200 issued and outstanding shares of Subsidiary’s common stock. The Boards of Directors of Parent and of Subsidiary deem it desirable and for the benefit of both corporations that the properties, businesses, assets and liabilities of Parent and Subsidiary be combined into one (1) surviving corporation (which shall be Parent), pursuant to Section 1924(a) of the Pennsylvania Business Corporation Law and pursuant to Section 8-252(a) of the General Corporation Law of the State of Delaware, and that the combination of Parent and Subsidiary constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the internal Revenue Code of 1986, as amended.

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2. Merger. Parent hereby merges Subsidiary into itself, and Subsidiary shall be and hereby is merged into Parent (the “Merger”). Parent shall be the surviving corporation and shall continue to exist as a domestic corporation under the laws of the Commonwealth of Pennsylvania with all of the rights and obligations of such surviving domestic corporation as are provided by the Pennsylvania Business Corporation Law. Upon the Merger’s Effective Time (as hereinafter defined), Subsidiary shall cease to exist and its assets and liabilities shall become the assets and liabilities of Parent as the surviving corporation.

3. Articles of Incorporation; Bylaws. Parent’s Articles of Incorporation and Bylaws shall continue as the Articles of Incorporation and Bylaws of the surviving corporation.

4. Directors. Parent’s Directors shall be the Directors of the surviving corporation until their successors are duly elected and qualified under the surviving corporation’s Bylaws.

5. Shares of Parent. Each share of stock of Parent outstanding at the Merger’s Effective Time shall remain, without further action, one (1) share of the surviving corporation’s stock without the issuance or exchange of new shares or share certificates.

6. Cancellation of Subsidiary Shares. All Subsidiary’s authorized and outstanding shares of stock and all rights in respect thereof, shall be canceled forthwith upon the Merger’s Effective Time, and the certificates representing the shares shall be surrendered and canceled.

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7. Name Change. Upon the Merger’s Effective Time, Parent’s Articles of Incorporation shall be deemed amended to change Parent’s name to “White Deer Realty, Ltd.”.

8. Approval. Parent’s Board of Directors and Parent’s shareholders, and Subsidiary’s Board of Directors and Subsidiary’s shareholders, have unanimously approved the Merger.

9. Abandonment. Notwithstanding any provision of this Plan to the contrary, Parent, at any time before the Merger’s Effective Time, and for any reason or for no reason, shall have the power and authority to abandon and refrain from making effective the contemplated Merger as set forth herein, in which event, this Plan shall be canceled and become null and void.

10. Effective Time. The Merger’s Effective Time shall be 9:00 a.m. Eastern Standard Time on December 31, 1997.

IN WITNESS WHEREOF, Parent and Subsidiary have caused this Plan to be executed by their duly authorized officers this 31st day of December, 1997.

ATTEST:		WHITE DEER REALTY, LTD.

By:

Title:	Sec	Title:	Pres.

(Corporate Seal)

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ATTEST:		WHITE DEER REALTY ACQUISITION CORP.

By:

Title:	Sec	Title:	Pres.

(Corporate Seal)